SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2015

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

104-110 Avenue C, Bayonne, NJ 07002	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Shareholders was held on April 23, 2015.  The matters considered and voted on by the Company’s shareholders at the Annual Meeting, and the results of the vote on each such matter, were as follows:

Proposal 1: The election of directors.

For a term ending in 2018.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Thomas Coughlin	3,623,460	385,318	2,434,615
Joseph Lyga	3,627,733	381,044	2,434,615
Alexander Pasiechnik	3,635,739	373,039	2,434,615
Spencer B. Robbins	3,614,699	394,079	2,434,615

For a term ending in 2017.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

James Rizzo	3,631,233	377,545	2,434,615

For a term ending in 2016.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Gary S. Stetz	3,625,681	383,096	2,434,615

Proposal 2: The ratification of the appointment of Baker Tilly Virchow Krause LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

6,261,564	163,714	18,114	0

Proposal 3: The advisory, non-binding vote to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

3,285,708	647,208	75,860	2,434,615

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: April 24, 2015	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer